UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

PASITHEA THERAPEUTICS CORP.

(Exact Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 28, 2022

Dear Stockholder,

Pasithea Therapeutics Corp. (the “Company”) is writing to you to advise you that it has postponed its Special Stockholder Meeting (the “Special Meeting”) originally scheduled for November 29, 2022 to allow additional time for stockholder voting (the “Notice”). The Special Meeting will now be held on Friday, December 9, 2022 at 9:00 am Eastern Time at One Vanderbilt Avenue, 67th Floor, New York, NY 10017. There have been no changes to the proposals to be voted on at the Special Meeting. The Board of Directors of the Company (the “Board”) has called this Special Meeting of the Company’s stockholders, in response to the formal request of Concord IP2 Ltd., Elderhill Corporation, Leonite Capital LLC, Camac Partners, LLC, Leonite Fund I, LP, Camac Capital, LLC, Camac Fund, LP, David Delaney, Avi Geller and Eric Shahinian (collectively, the “Dissident Group”), for stockholders to vote on the certain proposals submitted by the Dissident Group.

You are receiving this Notice because you held shares in the Company on November 9, 2022, the record date, for the Special Meeting.

For information about the proposals expected to be voted on at the Special Meeting, please review to the original notice of the Special Meeting and related statement by the Company (the “Statement”) that the Company mailed to stockholders on or about, and filed with the Securities and Exchange Commission on, November 15, 2022. This Notice supplements the Statement. We encourage you to read the Company’s Statement for the Special Meeting, as supplemented by this Notice, in its entirety and to reject the proposals submitted by the Dissident Group by not attending the special meeting or by voting against each of the proposals.

If you have any questions, please contact our solicitor, Kingsdale Advisors, by phone toll-free at 1-866-581-1514, or call collect outside North America at 646-854-8013, or by email at contactus@kingsdaleadvisors.com.

By Order of the Board of Directors

Tiago Reis Marques
Chief Executive Officer and Director

Additional Information and Where to Find It

In connection with the Special Meeting, the Company filed a definitive proxy statement on Schedule 14A on November 15, 2022, with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO INCLUDING THIS NOTICE) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE SPECIAL MEETING THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING. The definitive proxy statement, this Notice and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or at the “Investors” section of our website at www.pasithea.com or by writing to our solicitor, Kingsdale Advisors, by phone toll-free at 1-866-581-1514, or call collect outside North America at 646-854-8013, or by email at contactus@kingsdaleadvisors.com. Information about the Company’s directors and executive officers and their ownership of the Company securities is set forth in the Company’s definitive proxy statement for the Special Meeting on Schedule 14A filed with the SEC on November 15, 2022. You can obtain free copies of the definitive proxy statement as described in the preceding paragraph.